Exhibit 99.1

Envestnet Reports Second Quarter 2016 Financial Results

Chicago, IL — August 8, 2016 — Envestnet (NYSE: ENV), a leading provider of unified wealth management technology and services to financial advisors, today reported financial results for its second quarter ended June 30, 2016.

Key Financial Metrics	Three Months Ended June 30,		%	Six Months Ended June 30,		%
(in millions except per share data)	2016	2015	Change	2016	2015	Change
GAAP:
Revenue	$141.7	$102.7	38%	$273.5	$199.1	37%
Net Income (Loss)	(7.9)	2.5	(413)%	(18.9)	5.0	(475)%
Net Income (Loss) per Diluted Share	$(0.19)	$0.07	(376)%	$(0.44)	$0.13	(430)%

Non-GAAP:
Adjusted Revenues(1)	$141.9	$102.7	38%	$274.0	$199.1	38%
Adjusted EBITDA(1)	22.3	17.6	27%	41.5	34.4	21%
Adjusted Net Income(1)	9.2	8.9	3%	17.0	17.1	(1)%
Adjusted Net Income per Diluted Share(1)	$0.21	$0.24	(13)%	$0.39	$0.46	(15)%

“Our second quarter results reflect continued growth as we empower enterprises and their advisors to deliver better financial outcomes. Most notably, we completed the integration of the WMS acquisition and onboarded a $97 billion Vantage enterprise data client — the largest scale conversion in our history and a cornerstone of future opportunity,” said Jud Bergman, Chairman and CEO.

“Our ongoing efforts in helping advisors cross the digital divide — through industry leading wealth management solutions that incorporate personal financial data and goals-based financial planning — position Envestnet for continued profitable growth into 2017 and beyond,” concluded Mr. Bergman.

Financial Results for the Second Quarter of 2016 Compared to the Second Quarter of 2015:

Total revenues increased 38% from $102.7 in the three months ended June 30, 2015 to $141.7 million in the three months ended June 30, 2016. The increase was primarily due to an increase in revenues from subscription and licensing of $32 million. Revenues from assets under management or administration (“AUM/A”) were 61% and 82% of total revenues in the second quarter of 2016 and 2015, respectively.

Total operating expenses in the second quarter of 2016 increased 54% to $148.0 million from $96.2 million in the prior year period. Cost of revenues increased 6% to $44.9 million in the second quarter of 2016 from $42.5 million in the second quarter of 2015 due to the increase in revenue from AUM or AUA. Compensation and benefits increased 80% to $57.7 million in the second quarter of 2016 from $32.0 million in the prior year period primarily due to the acquisition of Yodlee. General and administration expenses increased 82% to $28.2 million in the second quarter of 2016 from $15.5 million in the prior year period, also primarily due to the acquisition of Yodlee.

Loss from operations was $6.3 million for the second quarter of 2016 compared to income of $6.5 million for the second quarter of 2015. Net loss attributable to Envestnet, Inc. was $7.9 million, or ($0.19) per diluted share, for the second quarter of 2016 compared to income of $2.5 million, or $0.07 per diluted share, for the second quarter of 2015.

Adjusted EBITDA(1) in the second quarter of 2016 was $22.3 million, compared to $17.6 million in the prior year period. Adjusted Net Income(1) was $9.2 million, compared to $8.9 million in the second quarter of 2015. Adjusted Net Income Per Share(1) was $0.21, compared to $0.24 in the second quarter of 2015.

Cash Flow and Financial Position

At June 30, 2016, Envestnet had $38.5 million in cash and cash equivalents, compared to $36.6 million at March 31, 2016. Total debt was $290.8 million at June 30, 2016 compared to $292.8 million at March 31, 2016.  No funds were drawn on the $100 million revolving credit facility at the end of the quarter.

Outlook

The Company’s financial outlook for the third quarter ended September 30, 2016, and full year 2016 is summarized below:

In Millions Except Adjusted EPS	Q3 2016	FY 2016

GAAP:
AUM/A revenue	$88.0 - 89.0	—
Subscription and licensing revenue	51.8 - 52.8	—
Professional Services and other revenue	5.5 - 6.0	—
Revenues	$145.3 - 147.8	$575 - 584

Cost of revenues	$46.0 - 47.0	—
Net Income	—	—

Diluted shares outstanding	44.5	—
Net Income per Diluted Share	—	—

Non-GAAP:
Adjusted Revenues(1)	$145.5 - 148.0	$576 - 585
Adjusted EBITDA(1)	25.5 - 26.5	$98 - 102
Adjusted Net Income per Diluted Share(1)	$0.25 - 0.26	—

Included in the third quarter and full year 2016 adjusted revenue is an expected deferred revenue fair value adjustment of approximately $0.2 million and $0.9 million, respectively.  The company does not forecast net income and net income per diluted share due to the unpredictable nature of various items adjusted for non-GAAP disclosure purposes, including the periodic GAAP income tax provision.

Conference Call

Envestnet will host a conference call to discuss second quarter 2016 financial results today at 5:00 p.m. ET. The live webcast can be accessed from Envestnet’s investor relations website at

http://ir.envestnet.com/. The call can also be accessed live over the phone by dialing (888) 572-7034, or for international callers (719) 325-2428. A replay will be available one hour after the call and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 3373749.  The dial-in replay will be available for one week and the webcast replay will be available for one month following the date of the conference call.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is a leading provider of unified wealth management technology and services to investment advisors. Our open-architecture platforms unify and fortify the wealth management process, delivering unparalleled flexibility, accuracy, performance, and value. Envestnet solutions enable the transformation of wealth management into a transparent, independent, objective, and fully-aligned standard of care, and empower advisors to deliver better outcomes.

Envestnet | Tamarac’s web-based platform for independent RIAs, Advisor® Xi, deeply unifies portfolio management, modeling, rebalancing, trading, billing, and reporting with a client portal and enterprise-level client relationship management (CRM) system.

Envestnet | Yodlee is a leading data aggregation and data analytics platform powering dynamic, cloud-based innovation for digital financial services. More than 1,000 companies, including 11 of the 20 largest U.S. banks and hundreds of Internet services companies, subscribe to the Envestnet | Yodlee platform to power personalized financial apps and services for millions of consumers. Envestnet | Yodlee solutions help transform the speed and delivery of financial innovation, improve digital customer experiences, and drive better outcomes for our clients and their customers.

(1) Non-GAAP Financial Measures

“Adjusted revenues” exclude the effect of purchase accounting on the fair value of acquired deferred revenue.  Under United States generally accepted accounting principles (GAAP), we record at fair value the acquired deferred revenue for contracts in effect at the time the entities were acquired.  Consequently, revenue related to acquired entities for periods subsequent to the acquisition does not reflect the full amount of revenue that would have been recorded by these entities had they remained stand-alone entities.

“Adjusted EBITDA” represents net income before deferred revenue fair value adjustment, interest income, interest expense, accretion on contingent consideration, income tax provision (benefit), depreciation and amortization, non-cash compensation expense, restructuring charges and transaction costs, severance, fair market value adjustment on contingent consideration, litigation related expense, foreign currency and related hedging activity, loss allocation from equity method investment and loss attributable to non-controlling interest.

“Adjusted net income” represents net income before deferred revenue fair value adjustment, accretion on contingent consideration, non-cash interest expense, non-cash compensation expense, restructuring charges and transaction costs, severance, amortization of acquired intangibles, fair market value adjustment on contingent consideration, litigation related expense, foreign currency and related hedging activity, loss allocation from equity method investment and loss attributable to non-controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income. The reconciling items, and resulting adjusted net income, are presented on a different basis than historically shown to eliminate the impact of quarterly volatility of the GAAP tax provision (benefit) on the Company’s adjusted earnings figures.

“Adjusted net income per share” represents adjusted net income divided by the diluted number of weighted-average shares outstanding.

See reconciliation of Non-GAAP Financial Measures on pages 8 and 9 of this press release. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision. The Company’s Non-GAAP Financial Measures should not be viewed as a substitute for revenues, net income or net income per share determined in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning, among other things, Envestnet, Inc.’s (the “Company”) expected financial performance and outlook for the third quarter and full year of 2016, its strategic operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements.  Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, difficulty in sustaining rapid revenue growth, which may place significant demands on the Company’s administrative, operational and financial resources, fluctuations in the Company’s revenue, the concentration of nearly all of the Company’s revenues from the delivery of investment solutions and services to clients in the financial services industry, the impact of market and economic conditions on revenues, the Company’s reliance on a limited number of clients for a material portion of its revenue, the renegotiation of fee percentages or termination of the Company’s services by its clients, the Company’s ability to identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies, the impact of market conditions on the Company’s ability to issue additional debt and equity to fund acquisitions, compliance failures, regulatory or third-party actions against the Company, the failure to protect the Company’s intellectual property rights, the Company’s inability to successfully execute the conversion of its clients’ assets from their technology platform to the Company’s technology platform in a timely and accurate manner, general economic conditions, political and regulatory conditions,  the impact of fluctuations in interest rates on the Company’s business,  ability to expand our relationships with existing customers, grow the number of customers and derive revenue from new offerings such as our data analytic solutions and market research services and premium FinApps, the results of our investments in research and development, our data center and other infrastructure, our ability to realize operating efficiencies, the advantages of our solutions as compared to those of others, our ability to retain and hire necessary employees and appropriately staff our operations, in particular our India operations, and management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in the Company’s filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or the Company’s Investor Relations website at http://ir.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of August 8, 2016 and, unless required by law, the Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts
Investor Relations	Media Relations
investor.relations@envestnet.com	mediarelations@envestnet.com
(312) 827-3940

Envestnet, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$38,522	$51,718
Fees and other receivables, net	42,549	46,756
Prepaid expenses and other current assets	30,497	13,239
Total current assets	111,568	111,713

Property and equipment, net	28,696	28,681
Internally developed software, net	11,490	9,897
Intangible assets, net	273,979	292,675
Goodwill	423,450	421,273
Deferred tax assets, net	—	2,688
Other non-current assets	11,764	9,322
Total assets	$860,947	$876,249

Liabilities and Equity
Current liabilities:
Accrued expenses and other liabilities	$67,213	$83,411
Accounts payable	15,941	10,420
Current portion of debt	6,064	6,064
Contingent consideration	2,763	2,537
Deferred revenue	15,272	15,089
Total current liabilities	107,253	117,521

Convertible notes	149,465	146,418
Term notes	135,303	138,335
Contingent consideration	894	1,506
Deferred revenue	16,115	14,378
Deferred rent and lease incentive	10,651	10,976
Deferred tax liabilities, net	816	—
Other non-current liabilities	7,823	6,288
Total liabilities	428,320	435,422

Redeemable units in ERS	900	900

Equity:
Stockholders’ equity	431,329	439,529
Non-controlling interest	398	398
Total liabilities and equity	$860,947	$876,249

Envestnet, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share information)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenues:
Assets under management or administration	$86,056	$83,819	$168,927	$164,896
Subscription and licensing	47,037	15,045	90,657	29,094
Professional services and other	8,615	3,799	13,945	5,127
Total revenues	141,708	102,663	273,529	199,117

Operating expenses:
Cost of revenues	44,902	42,486	85,060	81,181
Compensation and benefits	57,664	31,956	120,280	63,491
General and administration	28,220	15,512	53,947	29,721
Depreciation and amortization	17,100	5,725	33,180	11,058
Restructuring charges	152	518	152	518
Total operating expenses	148,038	96,197	292,619	185,969
Income (loss) from operations	(6,330)	6,466	(19,090)	13,148
Other expense, net	(4,831)	(2,251)	(8,780)	(4,454)
Income (loss) before income tax provision (benefit)	(11,161)	4,215	(27,870)	8,694
Income tax provision (benefit)	(3,218)	1,679	(8,934)	3,647
Net income (loss)	(7,943)	2,536	(18,936)	5,047
Add: Net loss attributable to non-controlling interest	—	—	—	—
Net income (loss) attributable to Envestnet, Inc.	$(7,943)	$2,536	$(18,936)	$5,047

Net income (loss) per share attributable to Envestnet, Inc.:

Basic	$(0.19)	$0.07	$(0.44)	$0.14

Diluted	$(0.19)	$0.07	$(0.44)	$0.13

Weighted average common shares outstanding:
Basic	42,752,465	35,776,125	42,632,964	35,463,623

Diluted	42,752,465	37,654,074	42,632,964	37,504,028

Envestnet, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended
	June 30,
	2016	2015
OPERATING ACTIVITIES:
Net income (loss)	$(18,936)	$5,047

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	33,180	11,058
Deferred rent and lease incentive	(325)	219
Provision for doubtful accounts	106	37
Deferred income taxes	3,504	808
Stock-based compensation expense	18,318	6,749
Excess tax benefits from stock-based compensation expense	(183)	(15,495)
Non-cash interest expense	4,031	4,697
Accretion on contingent consideration	120	651
Fair market value adjustment on contingent consideration	489	(1,902)
Loss on disposal of fixed assets	220	—
Changes in operating assets and liabilities, net of acquisitions:
Fees and other receivables	4,242	(8,825)
Prepaid expenses and other current assets	(17,116)	2,028
Other non-current assets	(2,320)	(1,743)
Accrued expenses and other liabilities	(4,967)	(5,762)
Accounts payable	2,597	1,439
Deferred revenue	1,447	5,978
Other non-current liabilities	1,535	(330)
Net cash provided by operating activities	25,942	4,654

INVESTING ACTIVITIES:
Purchase of property and equipment	(4,632)	(4,912)
Capitalization of internally developed software	(3,245)	(2,208)
Investment in private company	—	(1,500)
Purchase of ERS units	(1,500)	—
Acquisition of businesses, net of cash acquired	(18,394)	(21,712)
Net cash used in investing activities	(27,771)	(30,332)

FINANCING ACTIVITIES:
Proceeds from borrowings on revolving credit facility	15,000	—
Payments on revolving credit facility	(15,000)	—
Repayment of term notes	(4,000)	—
Proceeds from exercise of stock options	2,279	5,909
Excess tax benefits from stock-based compensation expense	183	15,495
Purchase of treasury stock for stock-based minimum tax withholdings	(9,834)	(6,555)
Issuance of restricted stock units	5	2
Net cash provided by (used in) financing activities	(11,367)	14,851

DECREASE IN CASH AND CASH EQUIVALENTS	(13,196)	(10,827)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	51,718	209,754

CASH AND CASH EQUIVALENTS, END OF PERIOD	$38,522	$198,927

Envestnet, Inc.

Reconciliation of Non-GAAP Financial Measures

(in thousands, except share and per share information)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenues	$141,708	$102,663	$273,529	$199,117
Deferred revenue fair value adjustment	240	—	450	—
Adjusted revenues	$141,948	$102,663	$273,979	$199,117

Net income (loss)	$(7,943)	$2,536	$(18,936)	$5,047
Add (deduct):
Deferred revenue fair value adjustment	240	—	450	—
Interest income	(9)	(89)	(22)	(211)
Interest expense	4,131	2,341	8,223	4,697
Accretion on contingent consideration	58	309	120	651
Income tax provision (benefit)	(3,218)	1,679	(8,934)	3,647
Depreciation and amortization	17,100	5,725	33,180	11,058
Non-cash compensation expense	6,703	3,330	18,194	6,749
Restructuring charges and transaction costs	1,157	1,539	3,486	2,969
Severance	1,419	262	2,046	855
Fair market value adjustment on contingent consideration	439	(456)	489	(1,902)
Litigation related expense	1,469	—	1,968	—
Foreign currency and related hedging activity	(127)	—	(289)	—
Loss allocation from equity method investment	837	—	880	—
Loss attributable to non-controlling interest	48	437	642	867
Adjusted EBITDA	$22,304	$17,613	$41,497	$34,427

Net income (loss)	$(7,943)	$2,536	$(18,936)	$5,047
Income tax provision (benefit) (1)	(3,218)	1,679	(8,934)	3,647
Income (loss) before income tax provision (benefit)	(11,161)	4,215	(27,870)	8,694
Add (deduct):
Deferred revenue fair value adjustment	240	—	450	—
Accretion on contingent consideration	58	309	120	651
Non-cash interest expense	2,018	1,524	4,031	3,063
Non-cash compensation expense	6,703	3,330	18,194	6,749
Restructuring charges and transaction costs	1,157	1,539	3,486	2,969
Severance	1,419	262	2,046	855
Amortization of acquired intangibles	12,195	3,560	24,121	6,693
Fair market value adjustment on contingent consideration	439	(456)	489	(1,902)
Litigation related expense	1,469	—	1,968	—
Foreign currency and related hedging activity	(127)	—	(289)	—
Loss allocation from equity method investment	837	—	880	—
Loss attributable to non-controlling interest	48	437	642	867
Adjusted income before income tax effect	15,295	14,720	28,268	28,639
Income tax effect (2)	(6,118)	(5,867)	(11,307)	(11,538)
Adjusted net income	$9,177	$8,853	$16,961	$17,101

Basic number of weighted-average shares outstanding	42,752,465	35,776,125	42,632,964	35,463,623
Effect of dilutive shares:
Options to purchase common stock	1,307,547	1,776,028	1,269,085	1,887,942
Unvested restricted stock units	169,824	101,921	104,637	152,463
Diluted number of weighted-average shares outstanding	44,229,836	37,654,074	44,006,686	37,504,028

Adjusted net income per share - diluted	$0.21	$0.24	$0.39	$0.46

(1)  For the three months ended June 30, 2016 and 2015, the effective tax (benefit) rate computed in accordance with US GAAP equaled 28.8% and 40.0%, respectively.  For the six months ended June 30, 2016 and 2015, the effective tax (benefit) rate computed in accordance with US GAAP equaled 32.1% and 41.9%, respectively.

(2)  For both periods shown, an estimated normalized effective tax rate of 40% has been used to compute adjusted net income.

Note on Income Taxes: As of December 31, 2015, the Company had NOL carryforwards of $272,804 and $149,893 for federal and state income tax purposes, respectively, available to reduce future income subject to income taxes. As a result, the amount of actual cash taxes the Company pays for federal, state and foreign income taxes differs significantly from the effective income tax rate computed in accordance with US GAAP, and from the normalized rate shown above.

Envestnet, Inc.

Reconciliation of Non-GAAP Financial Measures

Segment Information

(in thousands)

(unaudited)

	For the Three Months Ended June 30, 2016
	Envestnet	Envestnet | Yodlee	Non-Segment	Total
Revenues	$110,716	$30,992	$—	$141,708
Deferred revenue fair value adjustment	17	223	—	240
Adjusted revenues	$110,733	$31,215	$—	$141,948

Income (loss) from operations	$10,490	$(11,271)	$(5,549)	$(6,330)
Add (deduct):
Deferred revenue fair value adjustment	17	223	—	240
Accretion on contingent consideration	58	—	—	58
Depreciation and amortization	6,360	10,740	—	17,100
Non-cash compensation expense	2,371	3,225	1,107	6,703
Restructuring charges and transaction costs	240	27	890	1,157
Severance	1,029	370	20	1,419
Fair market value adjustment on contingent consideration	—	—	439	439
Litigation related expense	—	1,239	230	1,469
Other loss	—	—	1	1
Loss attributable to non-controlling interest	48	—	—	48
Adjusted EBITDA	$20,613	$4,553	$(2,862)	$22,304

	For the Three Months Ended June 30, 2015
	Envestnet	Envestnet | Yodlee	Non-Segment	Total
Revenues	$102,663	$—	$—	$102,663
Deferred revenue fair value adjustment	—	—	—	—
Adjusted revenues	$102,663	$—	$—	$102,663

Income (loss) from operations	$10,312	$—	$(3,846)	$6,466
Add (deduct):
Accretion on contingent consideration	309	—	—	309
Depreciation and amortization	5,725	—	—	5,725
Non-cash compensation expense	2,951	—	379	3,330
Restructuring charges and transaction costs	—	—	1,539	1,539
Severance	262	—	—	262
Fair market value adjustment on contingent consideration	—	—	(456)	(456)
Other loss	—	—	1	1
Loss attributable to non-controlling interest	437	—	—	437
Adjusted EBITDA	$19,996	$—	$(2,383)	$17,613

	For the Six Months Ended June 30, 2016
	Envestnet	Envestnet | Yodlee	Non-Segment	Total
Revenues	213,906	59,623	—	273,529
Deferred revenue fair value adjustment	6	444	—	450
Adjusted revenues	$213,912	$60,067	$—	$273,979

Income (loss) from operations	20,064	(25,312)	(13,842)	(19,090)
Add (deduct):
Deferred revenue fair value adjustment	6	444	—	450
Accretion on contingent consideration	120	—	—	120
Depreciation and amortization	12,424	20,756	—	33,180
Non-cash compensation expense	5,586	9,250	3,358	18,194
Restructuring charges and transaction costs	327	31	3,128	3,486
Severance	1,029	679	338	2,046
Fair market value adjustment on contingent consideration	—	—	489	489
Litigation related expense	—	1,738	230	1,968
Other loss	—	—	12	12
Loss attributable to non-controlling interest	642	—	—	642
Adjusted EBITDA	$40,198	$7,586	$(6,287)	$41,497

	For the Six Months Ended June 30, 2015
	Envestnet	Envestnet | Yodlee	Non-Segment	Total
Revenues	199,117	—	—	199,117
Deferred revenue fair value adjustment	—	—	—	—
Adjusted revenues	199,117	—	—	199,117

Income (loss) from operations	20,047	—	(6,899)	13,148
Add (deduct):
Accretion on contingent consideration	651	—	—	651
Depreciation and amortization	11,058	—	—	11,058
Non-cash compensation expense	6,072	—	677	6,749
Restructuring charges and transaction costs	—	—	2,969	2,969
Severance	855	—	—	855
Fair market value adjustment on contingent consideration	—	—	(1,902)	(1,902)
Other loss	—	—	32	32
Loss attributable to non-controlling interest	867	—	—	867
Adjusted EBITDA	39,550	—	(5,123)	34,427

Envestnet, Inc.

Historical Assets, Accounts and Advisors

(in millions, except accounts and advisors)

(unaudited)

	As of
	June 30, 2015	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016
Platform Assets
Assets Under Management (AUM)	$75,922	$73,164	$92,559	$95,489	$96,700
Assets Under Administration (AUA)	181,922	177,121	197,177	207,537	220,690
Subtotal AUM/A	257,844	250,285	289,736	303,026	317,390
Licensing	534,674	538,271	561,699	576,988	685,952
Total Platform Assets	$792,518	$788,556	$851,435	$880,014	$1,003,342

Platform Accounts
AUM	332,738	344,321	490,471	498,449	503,147
AUA	695,463	718,637	807,708	904,373	935,870
Subtotal AUM/A	1,028,201	1,062,958	1,298,179	1,402,822	1,439,017
Licensing	2,044,355	2,140,672	2,176,068	2,237,427	4,304,645
Total Platform Accounts	3,072,556	3,203,630	3,474,247	3,640,249	5,743,662

Advisors
AUM/A	29,541	30,177	33,775	35,718	35,067
Licensing	12,870	13,409	13,553	13,675	16,081
Total Advisors	42,411	43,586	47,328	49,393	51,148

The following table summarizes the changes in AUM and AUA for the three months ended June 30, 2016:

In Millions Except Accounts	3/31/2016	Gross Sales	Redemptions	Net Flows	Market Impact	6/30/2016
Assets under Management (AUM)	$95,489	$8,003	$(8,482)	$(479)	$1,690	$96,700
Assets under Administration (AUA)	207,537	21,915	(13,695)	8,220	4,933	220,690
Total AUM/A	$303,026	$29,918	$(22,177)	$7,741	$6,623	$317,390

Fee-Based Accounts	1,402,822			36,195		1,439,017

The above AUM/A gross sales figures include $6.3 billion in new client conversions. The Company onboarded an additional $101.2 billion in licensing conversions during the second quarter, bringing total conversions for the quarter to $107.5 billion. Second quarter activity and June 30, 2016 metrics reflect a planned client departure of approximately $2.8 billion in AUM, 900 advisors and 7,000 accounts.